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                                                                       EXHIBIT G

                                  (TRANSLATION)

                        AMENDMENT TO SETTLEMENT AGREEMENT

This Amendment is made by and between the following parties:

Party A: Set Top International Inc.; and

Party B: Pacific Electric Wire & Cable Co., Ltd. and Asia Pacific Wire & Cable
         Corporation Limited,

in connection with the agreement dated July 2, 2004 ("Agreement") between the above-named parties for the purchase of stock in Asia Pacific Wire & Cable Corporation Limited ("APWC"). The parties hereby agree to the following terms and conditions:

1.    Article 8 of the Agreement is amended as below:

      "Article 8:       Party A will transfer 72.84% of the stock in APWC to
                        Party A itself before Party B pays the price in full, provided all costs of transfer and all expenses and burdens arising out of the transfer, including expenses and burdens out of the advance transfer to Party A followed by a transfer to Party B which exceed those out of a transfer on an AS IS basis, will be borne by Party
                        A, without relevance to Party B. Party B warrants that APWC shall maintain normal operation without material change for the period of Party B's performance of the obligations under this Amendment."

      2. The remaining provisions of the Agreement will continue in force and effect without prejudice.

      3. This Amendment is executed in five counterparties, each to be held by the parties and their respective attorneys as evidence.

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                                                      July 19, 2004

                                                      Set Top International Inc.

                                                      /s/ Tai-sheng Lian
                                                      --------------------------
                                                      Tai-sheng Lian

                                                      /s/ Selena Yuan-Chun Hsu
                                                      --------------------------
                                                      Selena Yuan-Chun Hsu

                                     Pacific Electric Wire & Cable Co., Ltd. and
                                   Asia Pacific Wire & Cable Corporation Limited

                                                      /s/ Tony Chun-Tang Yuan
                                                      --------------------------
                                                      Tony Chun-Tang Yuan

                                                      /s/ David Tao Heng Sun
                                                      --------------------------
                                                      David Tao Heng Sun